UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. ___ )
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GETTING READY CORPORATION

(Name of Registrant as Specified In Its Charter)

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GETTING READY CORPORATION
100 North Fairway Drive, Suite 134,
Vernon Hills, IL 60061

Notice of Action by Written Consent of Shareholders to be Effective November 11, 2008
Dear Stockholder:
Getting Ready Corporation (the “Company”) hereby notifies our stockholders of record that stockholders holding 61% of the voting power have approved, by written consent in lieu of a special meeting on October 8, 2008, the following proposal:
1.	To further amend our Certificate of Incorporation to change the name of the Company to Winston Pharmaceuticals, Inc.
This Information Statement is first being mailed to our stockholders of record as of the close of business on October 22, 2008. The actions contemplated herein will not be effective until November 11, 2008, a date which is at least 20 days after the Company files a Definitive Information Statement with the Securities and Exchange Commission. You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority stockholders of the Company.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
The corporate action is taken by consent of the holders of a majority of the shares outstanding, pursuant to Delaware law. Proxies are not being solicited because stockholders holding 61% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed actions and have voted in favor of the proposals contained herein.

/s/ Joel E. Bernstein, M.D. President and Chief Executive Officer

Vernon Hills, IL
October 22, 2008

GETTING READY CORPORATION
100 North Fairway Drive, Suite 134,
Vernon Hills, IL 60061

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
General Information
This Information Statement is being furnished to the stockholders of Getting Ready Corporation, a Delaware corporation (the “Company”), in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On September 25, 2008, our Board of Directors and, on October 8, 2008, the holders of a majority of our common stock approved an amendment to our Certificate of Incorporation (the “Amendment”) to change the name of the Company to Winston Pharmaceuticals, Inc. This action will become effective on the date of filing the Amendment with the Delaware Secretary of State (the “Effective Date”) in accordance with the relevant sections of the Delaware General Corporation Law.
Dissenters’ Right of Appraisal
The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposed action.
Voting Securities
As of the date of this information statement, our voting securities consist of our common stock, par value $0.001 per share, of which 440,851,441 shares are outstanding, our Series A Convertible Preferred Stock, of which 101,849 shares are outstanding, and our Series B Convertible Preferred Stock, of which 73,332 shares are outstanding. Each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is convertible into 1,000 shares of our common stock and holders of each class of preferred stock are entitled to one vote for each share of common stock into which his or her shares of preferred stock may be converted. The holders of our voting securities are entitled to one vote for each outstanding share of common stock, including shares of preferred stock on an as-converted basis, on all matters submitted to our stockholders.
Approval of the amendment of our Articles of Incorporation required the affirmative consent of a majority of the shares of our common stock, including shares of preferred stock on an as-converted basis, issued and outstanding at October 3, 2008 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the common stock, including shares of preferred stock on an as-converted basis, issued and outstanding as of the Record Date.
Stockholders who beneficially own an aggregate of 379,915,207 shares of our common stock, including shares of preferred stock on an as-converted basis (or 61% of the total issued and outstanding shares of common stock, including shares of preferred stock on an as-converted basis) are the “Consenting Stockholders.” The Consenting Stockholders have the power to vote all of their shares of each class of our voting securities, which number exceeds the majority of the issued and outstanding shares of our common stock, including shares of our preferred stock on an as-converted basis, on the date of this information statement. The Consenting Stockholders have consented to the proposed actions set forth herein and had and have the power to pass all proposed corporate actions without the concurrence of any of our other stockholders.
The approval of these actions by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.
Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action described above without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement will be mailed on or about October 27, 2008 to stockholders of record, and is being delivered to inform you of the corporate action described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
AMENDMENT OF THE ARTICLES OF INCORPORATION
The Company has received stockholder approval to amend our Articles of Incorporation, as currently in effect (the “Articles”), in order to change the name of the Company to Winston Pharmaceuticals, Inc. The Articles are expected to be amended to read, as follows:
Article ONE of the Articles of Incorporation has been amended to read as follows:
“Name: The name of the Corporation is WINSTON PHARMACEUTICALS, INC.”
The Consenting Stockholders have voted in favor of approving the amended Articles. With the approval of the Consenting Stockholders, the amended Articles will become effective upon their filing with the Secretary of State of Delaware.
Purpose and Effect of the Amendment
On September 25, 2008, the Company completed its merger (the “Merger”) with Winston Laboratories, Inc., a Delaware corporation (“Winston”) by merging the Company’s wholly-owned subsidiary into Winston. The Company intends to carry on the business of Winston as its sole line of business and it has retained all of Winston’s management. Consequently, the Board of Directors of the Company believes it is in the best interests of the Company to change the name of the Company to Winston Pharmaceuticals, Inc. to better reflect the nature and scope of the Company’s ongoing operations after the Merger. The amended Articles will not alter the rights, privileges or preferences of the holders of any class of the Company’s capital stock.

CHANGE IN CONTROL
Effective November 13, 2007, the Company, entered into a definitive Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Winston and Winston Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, on September 25, 2008, Winston became a wholly-owned subsidiary of the Company (the “Merger”). Under the terms of the Merger Agreement, at the closing of the Merger:
•
all of the issued and outstanding capital stock of Winston, consisting of 23,937,358 shares of common stock, par value $0.001 per share, 5,815,851 shares of the Winston Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and 4,187,413 shares of the Winston Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), was exchanged for 422,518,545 shares of the Company’s common stock, par value $0.001 per share (at an exchange ratio of 17.65101 shares of Company common stock per share of Winston common stock), 101,849 shares of the Company’s Series A Convertible Preferred Stock and 73,332 shares of the Company’s Series B Convertible Preferred Stock (at an exchange ratio of .01751238 shares of Company preferred stock per share of Winston preferred stock);

•	the Company assumed Winston’s stock option plans;
•	Winston’s outstanding 1,643,750 options to purchase 1,643,750 shares of Winston’s common stock were converted to options to purchase 29,013,848 shares of the Company’s common stock; and
•
all outstanding warrants to purchase Winston Series A Preferred Stock were assumed by the Company and converted into the right to acquire, expiring November 13, 2012, upon the exercise of such warrants, an aggregate of 71,672 shares of the Company’s Series A Preferred Stock at a price per share of $49.09.

Prior to the closing of the Merger, the Company had 18,332,896 shares of common stock issued and outstanding and, subsequent to the Merger, we had 440,851,441 shares of common stock issued and outstanding. The Company had no shares of Series A or Series B Preferred Stock outstanding prior to the Merger. The Merger was accounted for as a reverse merger for accounting purposes. Upon the closing of the Merger on September 25, 2008, Winston became a wholly-owned subsidiary of the Company and the former stockholders of Winston became the majority stockholders of the Company.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
Our voting securities consist of our common stock, par value $0.001 per share, of which 440,851,441 shares are outstanding, our Series A Convertible Preferred Stock, of which 101,849 shares are outstanding, and our Series B Convertible Preferred Stock, of which 73,332 shares are outstanding. Each share of preferred stock is convertible into 1,000 shares of common stock. The holders of our voting securities are entitled to one vote for each outstanding share of common stock, including outstanding shares of preferred stock on an as-converted basis, on all matters submitted to our stockholders. The following tables contain information regarding record ownership of our common stock as of September 25, 2008 held by:
•	persons who own beneficially more than 5% of our outstanding voting securities,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group.

Management and Directors:	Shares Beneficially Owned	Percentage Ownership

Joel E. Bernstein, M.D.(1)	211,222,541	29.47%
Scott B. Phillips, M.D.(2)	17,223,361	2.4%
David Starr	0	*
Curtis Lockshin, Ph.D.	10,000	*
Robert A. Yolles(3)	3,221,309	*
Glenn L. Halpryn	2,839,539	*
Neal Penneys, M.D., Ph.D.	3,494,900	*
Subbarao Uppaluri, Ph.D.(4)	2,394,810	*

All officers and directors As a group (8 people)	240,406,461	33.54%

5% Stockholders	Shares Beneficially Owned	Percentage Ownership
Frost Gamma Investments (5), (6)	212,603,433	29.66%
Jeffrey Bernstein(7)	42,897,197	5.99%
David Bernstein	39,851,038	5.56%
Rebecca Zelken	39,851,038	5.56%

*	Less than 1%.

(1)
Includes 7,148,659 shares of common stock underlying options. Also includes 101,675,095 shares of common stock that will be beneficially owned by Dr. Bernstein’s wife, with respect to which Dr. Bernstein disclaims any beneficial ownership.

(2)	Includes 13,238,258 shares of common stock underlying options.

(3)	Includes 2,250,504 shares of common stock underlying options.

(4)
Includes 1,018,503 shares of common stock underlying Series A Convertible Preferred Stock and 716,712 shares of common stock underlying warrants to purchase shares of Series A Convertible Preferred Stock.

(5)
Includes 99,812,388 shares of common stock underlying shares of Series A Convertible Preferred Stock and 70,238,374 shares of common stock underlying warrants to purchase shares of Series A Convertible Preferred Stock and 36,665,775 shares of common stock underlying shares of Series B Convertible Preferred Stock.

(6)
As the sole trustee of the Frost Gamma Investments Trust, Dr. Phillip Frost may be deemed the beneficial owner of all shares owned by the trust by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by the trust.

(7)	Includes 1,588,591 shares of common stock underlying options.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.
Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.
Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Getting Ready Corporation, 100 North Fairway Drive, Suite 134, Vernon Hills, IL 60061.
Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at Getting Ready Corporation, 100 North Fairway Drive, Suite 134, Vernon Hills, IL 60061, telephone: (847) 362-8200.
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.